                                                                    EXHIBIT 99.1

       NEENAH FOUNDRY COMPANY ANNOUNCES FINANCIAL RESULTS FOR FISCAL 2005
                       AND REPORTS ON END OF SALE PROCESS

NEENAH, WI, November 29, 2005 - Neenah Foundry Company announced today that it has completed the previously announced process to explore the potential sale or merger of the Company. Its board of directors, which is also the board of directors of its parent company, ACP Holding Company, unanimously voted to end that process and turn the Company's focus to successfully implementing the Company's business plan. The Company's business plan recognizes a consolidating market and is intended to position the Company for growth by expanding its revenues and further penetrating existing markets that are already being served. It also involves exploring other strategic alternatives that would have the effect of reducing costs and expanding capacity in selected markets. The board of directors believes that the Company can enhance shareholder value by continuing to execute its current strategy while giving careful consideration to available strategic opportunities that might arise based on evolving market conditions.

The Company also announced fiscal 2005 consolidated net sales of $541.7 million and consolidated net income of $15.1 million. The net sales for 2005 represents a 20.2% increase over the $450.9 net sales recorded in fiscal 2004. The additional revenue is attributed to stronger sales in the markets in which the Company participates coupled with the steel scrap surcharge that compensates the Company for higher raw material costs. The net income for 2005 represents an increase of $11.8 million or 463.8% over the $3.3 million recorded in fiscal 2004. The increased volume coupled with the ability to pass through increased raw material costs accounted for most of the difference in net income. Adjusted EBITDA (which is a non-GAAP financial measure), as defined in the attached Adjusted EBITDA reconciliation, was $72.0 million for fiscal 2005 versus $61.1 million for fiscal 2004. Fiscal 2005 Adjusted EBITDA was $6.5 million lower than it would have been without the $6.5 million one-time cash settlement to resolve the Mercer Forge litigation. See below for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

Unaudited condensed consolidated financial statements without explanatory footnotes and other required disclosures are attached for informational purposes only.

ABOUT NEENAH FOUNDRY COMPANY

Neenah Foundry Company manufactures and markets a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the larger independent foundry companies in the country, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company's web site at www.nfco.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include material disruptions to the major industries served by the Company, fluctuations in the price of scrap metal and increasing competition from foreign foundries as well as other factors described or referenced in the Company's Form 10-K for the year ended September 30, 2004, and its most recent Form 10-Q for the quarter ended June 30, 2005.

CONTACTS:

Neenah Foundry Company
William Barrett
(920) 725-7000

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                             Neenah Foundry Company

                     Condensed Consolidated Balance Sheets
                                 (In Thousands)
                                  (Unaudited)


                                             SEPTEMBER 30,
                                           2005         2004
                                         ---------------------
ASSETS

Total current assets                     $158,603     $149,617

Property, plant and equipment              91,250       87,276

Other assets                              162,702      170,547
                                         ---------------------
                                         $412,555     $407,440
                                         =====================


LIABILITIES AND STOCKHOLDER'S EQUITY

Total current liabilities                $ 95,666     $ 99,699

Other liabilities                         299,536      298,957
                                         ---------------------
Total liabilities                         395,202      398,656

Total stockholder's equity                 17,353        8,784
                                         ---------------------
                                         $412,555     $407,440
                                         =====================

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                             Neenah Foundry Company


                 Condensed Consolidated Statements of Operations
                                 (In Thousands)
                                   (Unaudited)


                                                      YEARS ENDED SEPTEMBER 30,
                                                         2005          2004
                                                      ------------------------
Net sales                                             $ 541,772      $ 450,942
Cost of sales                                           440,818        375,124
                                                      ------------------------
Gross profit                                            100,954         75,818

Selling, general and administrative expenses             34,467         27,374
Litigation settlement                                     6,500              -
Amortization expense                                      7,124          7,121
Loss on disposal of property, plant and equipment           953            465
                                                      ------------------------
Operating income                                         51,910         40,858

Net interest expense                                    (33,406)       (33,363)
                                                      ------------------------
Income from continuing operations before
 income taxes                                            18,504          7,495
Provision for income taxes                                3,409          3,881
                                                      ------------------------
Income from continuing operations                        15,095          3,614

Loss from discontinued operations                             -           (359)
                                                      ------------------------
Net income                                            $  15,095      $   3,255
                                                      ========================

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                             Neenah Foundry Company

                 Condensed Consolidated Statements of Cash Flows
                                 (In Thousands)
                                   (Unaudited)


                                                                YEARS ENDED SEPTEMBER 30,
                                                                   2005          2004
                                                                -------------------------
OPERATING ACTIVITIES
Net income                                                       $ 15,095      $  3,255
  Noncash adjustments                                              17,088        24,603
  Changes in operating assets and liabilities                       1,404       (25,113)
                                                                 ----------------------
Net cash provided by operating activities                          33,587         2,745

INVESTING ACTIVITIES
Purchase of property, plant and equipment                         (17,572)      (12,713)
Proceeds from sale of property, plant and equipment                   905            55
Other                                                                 347           475
                                                                 ----------------------
Net cash used in investing activities                             (16,320)      (12,183)

FINANCING ACTIVITIES
Proceeds from long-term debt                                           84        14,450
Payments on long-term debt and capital lease obligations          (13,716)       (5,012)
Debt issuance costs                                                  (151)            -
                                                                 ----------------------
Net cash provided by (used in) financing activities               (13,783)        9,438
                                                                 ----------------------


Increase in cash and cash equivalents                               3,484             -
Cash and cash equivalents at beginning of year                          -             -
                                                                 ----------------------
Cash and cash equivalents at end of year                         $  3,484      $      -
                                                                 ======================

A reconciliation of Adjusted EBITDA for the years ended September 30, 2005 and 2004 is provided below:


                                                 (In thousands)
                                            Years Ended September 30,
                                               2005            2004
                                             -------         -------
Net income .............................     $15,095         $ 3,255
Income tax provision ...................       3,409           3,881
Net interest expense ...................      33,406          33,363
Depreciation and amortization ..........      18,864          17,992
Loss on disposal of equipment ..........         953             465
Loss from discontinued operations ......           -             359
Neenah non-cash inventory charge .......         242               -
Gregg non-cash inventory charge ........           -           1,172
Deeter non-cash inventory charge .......           -             624
Gregg write-off of lease deposits ......          64               -
                                             -------         -------
Adjusted EBITDA (as defined below) .....     $72,033 *       $61,111
                                             =======         =======


Adjusted EBITDA is defined in the Company's Credit Facility as "EBITDA" and is generally calculated as the sum of net income (excluding non-cash charges), income taxes, interest expense, and depreciation and amortization. Adjusted EBITDA is not a measure prepared in accordance with accounting principles generally accepted in the United States, but is being presented because the Company and the Company's lenders use it to evaluate operating performance relative to the financial covenants contained in the Company's Credit Facility, and management believes that certain investors use information concerning Adjusted EBITDA as a measure of a company's performance and ability to service its debt. Adjusted EBITDA should not be considered a substitute for, or more meaningful than, income from operations, net income, cash flows or other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

----------
     *Adjusted EBITDA for the year ended September 30, 2005 is $6,500 lower than it would have been without the $6,500 Mercer Forge litigation settlement paid in August, 2005.